Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

of

WW INTERNATIONAL, INC.

(effective as of ~~May 13~~June 24, ~~2024~~2025)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1. Place of Meetings. Except as otherwise provided in the ~~Second~~Third Amended and Restated Articles of Incorporation (as amended, hereinafter called the “Articles”) of WW International, Inc. (hereinafter called the “Corporation”), all meetings of the shareholders of the Corporation shall be held (i) at such places, either within or without the Commonwealth of Virginia, or (ii) in the case of virtual-only meetings, at no physical place but solely by means of remote communication, in each case, as the Board of Directors of the Corporation (hereinafter called the “Board”) may in its discretion determine.

Section 1.2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such day as may be fixed by the Board, at such hour as may be specified in the notice thereof.

Section 1.3. ~~Notice of~~Special Meetings. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Articles, a special meeting of the shareholders of the Corporation shall be called by the Chairman of the Board or the Secretary of the Corporation upon written request or requests of the shareholders (i) as required by the Articles and (ii) that comply with the notice procedures set forth in this Section 1.3 with respect to any matter that is a proper subject for the special meeting hereunder.

In order for a special meeting to be called by the Chairman or the Secretary, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the date on which the request is delivered, at least the requisite percent, shall be delivered to the Secretary of the Corporation. A special meeting request shall: (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting; (ii) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (iii) contain the information required by Section 1.6 below with respect to any director nominations or other business proposed to be presented at the special meeting; (iv) include documentary evidence that the requesting persons own the requisite percent as of the record date for such special meeting (provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined in the Articles) by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (v) be delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the ownership record date. The special meeting request shall be updated and supplemented within five business days after the record date for determining the shareholders entitled to vote at the special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the shareholders entitled to vote at the meeting is different from the record date for determining the shareholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within 10 business days of such a request.

The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than 45 days after the date on which the Board fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 7.4 below.

A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law; (ii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or (iv) the special meeting request does not comply with the requirements of this Section 1.3.

Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the applicable requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in the Articles) at least the requisite percent at all times between the date on which the request notice is received by the Corporation and the date of the applicable requested special meeting, and the requesting person shall promptly notify the Secretary of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

Business transacted at a special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in this Section 1.3) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter may have been received by the Corporation. The Board may postpone, reschedule or cancel any special meeting of shareholders previously scheduled pursuant to this Section 1.3.

Section  1.4. Notice of Meetings. Except as otherwise provided by law or the Articles, not less than 10 nor more than 60 days’ notice in writing of the place (if any), day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting. Notice of a shareholders’ meeting to act on an amendment of the Articles, a plan of merger or share exchange, a proposed sale of all, or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange or sale agreement. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice thereof in a writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

Section ~~1.4~~1.5. Quorum. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted that might have been transacted at the meeting as originally called.

Section ~~1.5~~1.6. Organization and Order of Business. At all meetings of the shareholders, the Chairman of the Board or, in the Chairman’s absence, such director of the Corporation as designated in writing by the Chairman of the Board shall act as chairman. In the absence of all of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section  ~~1.5~~1.6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than ~~120~~90 days nor more than ~~150~~120 days before the first anniversary of the date of the filing of the Corporation’s proxy statement in connection with the last annual meeting of shareholders (which date shall, for purposes of the Corporation’s first annual meeting of shareholders after its emergence from bankruptcy, be deemed to have occurred on April 21, 2025 if no such meeting was held in the prior fiscal year) or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) any material interest of the shareholder in such business, (e) a representation as to whether the shareholder intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of common stock, no par value (“Common Stock”), required to approve or adopt such proposal or (y) otherwise to solicit proxies from the Corporation’s shareholders in support of such proposal, (f) all other information that would be required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) if the shareholder was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (g) the class, series and number of shares of Common Stock beneficially owned by the shareholder and the date such shares of stock were acquired, (h) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the shareholder’s notice by, or on behalf of, the shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder with respect to shares of Common Stock (a “Derivative”), (i) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the shareholder has a right to vote any shares of Common Stock, (j) any rights to dividends on the Common Stock owned beneficially by the shareholder that are separated or separable from the underlying Common Stock, (k) any proportionate interest in Common Stock or Derivatives held, directly or indirectly, by a general or limited partnership in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (l) any performance-related fees (other than an asset-based fee) that the shareholder is entitled to based on any increase or decrease in the value of Common Stock or Derivatives thereof, if any, as of the date of such notice (such information specified in clauses (g) through (l), the “Shareholder Information”). The Secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board or a committee designated by the Board for review.

Any shareholder submitting a notice of proposed business to the Corporation pursuant to this Section ~~1.5~~1.6 shall affirm as true and correct the information provided to the Corporation in such notice or upon the Corporation’s request (and shall further update and supplement such information as needed, so that such information shall be true and correct) as of (i) the record date for the applicable annual meeting of shareholders and (ii) the date that is the later of ~~ten (~~10~~)~~ business days before such meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s principal executive offices, addressed to the Secretary, by no later than five ~~(5)~~ business days after the record date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of the record date), and not later than seven business ~~(7)~~ days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ~~ten (~~10~~)~~ business days before the meeting or reconvening any adjournment or postponement thereof). Any shareholder directly or indirectly soliciting proxies from other shareholders in connection with the proposal of any business at any meeting of shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section ~~1.5~~1.6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section ~~1.5~~1.6, including if any representation set forth in the notice of proposed business submitted pursuant to this Section  ~~1.5~~1.6 was untrue or misleading or if the proposing shareholder fails to comply with any obligations set forth in these Bylaws, in each case, as determined in the discretion of the chairman of the annual meeting. If the chairman should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section ~~1.5~~1.6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act, including, but not limited to, Rule 14a-8 or its successor provision. For purposes of these Bylaws, the word “own” shall mean “beneficially own” as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Exchange Act.

Section ~~1.6~~1.7. Voting. Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

Section ~~1.7~~1.8. Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

Section ~~1.8~~1.9. Electronic Authorization. The Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telephone transmission or an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section  ~~1.8~~1.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section ~~1.9~~1.10. Judges. One or more judges or inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. General Powers and Number. The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The number of directors may be increased to any number, not more than 15 directors, or decreased to any number, not fewer than ~~three~~five directors, by resolution of the Board, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.

Section 2.2. Nomination and Election of Directors. At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in Section 1.3 or this Section 2.2. Nominations of persons for election to the Board may be made by the Board or any committee designated by the Board or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 2.2. Such nominations, other than those made by the Board or any committee designated by the Board, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (i) not less than ~~120~~90 days nor more than ~~150~~120 days before the first anniversary of the date of the filing of the Corporation’s proxy statement in connection with the last annual meeting of shareholders~~,~~ (which date shall, for purposes of the Corporation’s first annual meeting of shareholders after its emergence from bankruptcy, be deemed to have occurred on April 21, 2025 if no such meeting was held in the prior fiscal year) (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (a) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the Shareholder Information specified in Section  ~~1.5~~1.6 , (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (v) all other information that would be required to be filed with the SEC if the shareholder was a participant in a solicitation subject to Section 14 of the Exchange Act, (vi) if such shareholder intends to engage in a solicitation with respect to a nomination pursuant to Section 1.3 or this Section 2.2, (x) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act); (y) a representation that such shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Common Stock required under Rule 14a-19 under the Exchange Act; and (z) a representation whether such shareholder is being financed or indemnified by a third party for making the nomination, and (vii) a representation that the shareholder shall provide any other information and affirmations, updates and supplements required pursuant to these Bylaws; and (b) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the Shareholder Information specified in Section ~~1.5~~1.6, (iv) a completed and signed written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request), (v) information as necessary to permit the Board to determine if such nominee (x) is independent under, and satisfies the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the directors and Board committee members, (y) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (z) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in a criminal proceeding within the past 10 years, (vi) a written representation and agreement that such person is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (y) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, or (z) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (vii) a written representation and agreement that such person would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, securities trading and other policies and guidelines of the Corporation that are applicable to directors, (viii) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (ix) the written consent of such person to be named in a proxy statement as a nominee and to serve as a director if elected. The Secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board or a committee designated by the Board for review. ~~The Board may require any person whom any shareholder nominates for election pursuant to this Section 2.2 to submit to interviews with the Board or any committee thereof to determine the eligibility, suitability or qualifications of such proposed nominee to serve as director, and such person shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.~~ Any person nominated for election as director by the Board or any committee designated by the Board shall, upon the request of the Board or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination.

Any shareholder submitting a notice of nomination to the Corporation pursuant to Section 1.3 or this Section 2.2 shall affirm as true and correct the information provided to the Corporation in such notice or upon the Corporation’s request (and shall further update and supplement such information as needed, so that such information shall be true and correct) as of (i) the record date for the applicable annual meeting of shareholders and (ii) the date that is the later of ~~ten (~~10~~)~~ business days before such meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s principal executive offices, addressed to the Secretary, by no later than five ~~(5)~~ business days after the record date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of the record date), and not later than seven business ~~(7)~~ days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ~~ten (~~10~~)~~ business days before the meeting or reconvening any adjournment or postponement thereof).

In addition, if any shareholder provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act, such shareholder shall deliver to the Corporation reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. Such reasonable evidence must be delivered personally or mailed to and received at the Corporation’s principal executive offices, addressed to the Secretary, by no later than five

~~(5)~~ business days before the date of the meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders in connection with the nomination of any person for election as a director at any meeting of shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.2, including if any representation set forth in the notice of nomination submitted pursuant to this Section 2.2 was untrue or misleading or if the nominating shareholder or shareholder nominee fails to comply with any obligations set forth in these Bylaws, in each case, as determined in the discretion of the chairman of the annual meeting. If the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Without limiting the generality of the foregoing, unless otherwise required by law, if any shareholder provides notice of a proposed nomination of shareholder nominees for election to the Board pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the chairman of the meeting of shareholders, then the Corporation shall disregard any proxies or votes solicited for such shareholder nominees. In addition, any shareholder that provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two ~~(2)~~ business days of any change in such shareholder’s intent to deliver a proxy statement and form of proxy to the number of holders of shares of the Corporation’s Common Stock required under Rule 14a-19 under the Exchange Act.

Section 2.3. Compensation. Each director, in consideration of such director’s serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director’s duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

Section 2.4. Place of Meetings. The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.5. Organizational Meeting. As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization. At such organizational meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Any organizational meeting may be held at any time or place designated by the Board from time to time.

Section 2.6. Regular Meetings. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect, and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

Section 2.7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary of the Corporation at the request of any two or more of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the third day before the day on which such meeting is to be held, or shall be given by electronic transmission as previously consented to by the director to whom notice is given, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

Section 2.8. Quorum. At each meeting of the Board the presence of a majority of the number of directors fixed in accordance with these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

Section 2.9. Waivers of Notice of Meetings. Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

Section 2.10. Telephone Meetings. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communication whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 2.11. Actions Without Meetings. Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

Section 2.12. Creation of Committees. In addition to the executive committee authorized by Article III of these Bylaws, to the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors then in office create such other committees of directors as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE III

EXECUTIVE COMMITTEE

Section 3.1. How Constituted and Powers.

The Board, by resolution adopted pursuant to Article II, Section 2.12 hereof, may designate one or more directors to constitute an executive committee, who shall serve at the pleasure of the Board. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board.

Section 3.2. Organization, Etc. The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board.

Section 3.3. Meetings. Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be given by electronic transmission as previously consented to by the director to whom notice is given, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 3.4. Quorum and Manner of Acting. A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

Section 3.5. Removal. Any member of the executive committee may be removed, with or without cause, at any time, by the Board.

Section 3.6. Vacancies. Any vacancy in the executive committee shall be filled by the Board.

ARTICLE IV

OFFICERS

Section 4.1. Number, Term, Election. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

Section 4.2. Chairman of the Board. The Chairman of the Board shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and shall preside at all meetings of the Board and of the shareholders. The Chairman of the Board shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

Section 4.3. President. The President shall have such powers and perform such duties as may from time to time be prescribed by the Board or by the Chairman of the Board. The President may sign and execute in the name of the Corporation deeds, contracts and other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.4. Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.5. Treasurer. The Treasurer shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority. If the Board shall so determine, the Treasurer shall give a bond for the faithful performance of the duties of the office of the Treasurer, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

Section 4.6. Secretary. The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof. The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

ARTICLE V

REMOVALS AND RESIGNATIONS

Section 5.1. Removal of Officers. Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any officer or agent appointed otherwise than by the Board may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

Section 5.2. Resignation. Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.3. Vacancies. Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 6.1. Execution of Contracts. Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

Section 6.2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

Section 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 6.5. Voting of Securities. Unless otherwise provided by the Board, the President may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

ARTICLE VII

CAPITAL STOCK

Section 7.1. Shares. Shares of the Corporation may but need not be represented by certificates.

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act (the “VSCA”) and as determined by the Board, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

Section 7.2. Stock Transfer Books and Transfer of Shares. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 7.3. Holder of Record. Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 7.4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than ~~70~~60 nor less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7.5. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 7.6. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

ARTICLE VIII

SEAL

The seal of the Corporation shall be a flat-face circular die, of which there may be any number of counterparts of facsimiles, in such form as the Board shall from time to time adopt as the corporate seal of the Corporation.

ARTICLE IX

EMERGENCY BYLAWS

Section 1. Definitions.

As used in these Emergency Bylaws,

(a) the term “period of emergency” shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event~~.~~;

(b) the term “incapacitated” shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

(c) the term “senior officer” shall mean the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary, and any other person who may have been so designated by the Board before the emergency.

Section 2. Applicability.

These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.

No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

Section 3. Board of Directors.

(a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

(b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

(c) In addition to the Board’s powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

(d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

Section 4. Appointment of Officers.

In addition to the Board’s powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated to serve until the latter ceases to be incapacitated.

Section 5. Amendments.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.